UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): February 22, 2010

US ECOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

AMERICAN ECOLOGY CORPORATION
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective February 22, 2010, US Ecology, Inc., formerly known as American Ecology Corporation (the “Company”), merged a wholly owned subsidiary with and into the Company, and changed the Company’s legal name to “US Ecology, Inc.” as a result thereof.  Pursuant to Section 253 of the General Corporation Law of Delaware, such merger had the effect of amending the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reflect the new legal name of the Company.  Specifically, Article FIRST of the Company’s Certificate of Incorporation was deleted in its entirety and replaced with the following:

“FIRST: The name of the corporation is US Ecology, Inc.”

The name change does not affect the rights of stockholders of the Company.  There were no other changes to the Company’s Certificate of Incorporation.  A copy of the Certificate of Ownership and Merger Merging Buckeye Holdings Corporation, Inc. into American Ecology Corporation, as filed with the Delaware Secretary of State and effective February 22, 2010, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Company will continue trading on the NASDAQ Global Market under the ticker symbol “ECOL”.  The new CUSIP number for US Ecology, Inc. is 91732J102.

On February 22, 2010, the Company issued a press release announcing the transaction described above.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1 99.1
Certificate of Ownership and Merger Merging Buckeye Holdings Corporation into American Ecology Corporation, effective February 22, 2010, as filed with the Delaware Secretary of State.

Press Release, dated February 22, 2010, entitled “American Ecology Announces Name Change To Us Ecology, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: February 22, 2010	By: /S/ Jeffrey R. Feeler
Jeffrey R. Feeler
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1 99.1
Certificate of Ownership and Merger Merging Buckeye Holdings Corporation into American Ecology Corporation, effective February 22, 2010, as filed with the Delaware Secretary of State.

Press Release, dated February 22, 2010, entitled “American Ecology Announces Name Change To Us Ecology, Inc.”